UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) –	March 6, 2006

MTM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

New York	0-22122	13-3354869
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 High Ridge Road, Stamford, Connecticut	06905
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code –	203-975-3700

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Comment

Throughout this Current Report on Form 8-K, the terms "MTM" and the "Company" refer to MTM Technologies, Inc. and, unless the context indicates otherwise, our subsidiaries on a consolidated basis.

ITEM 1 Entry Into A Material Definitive Agreement

On October 1, 2004, Steven Stringer and the Company entered into an employment agreement (the “Employment Agreement”) which provides, among other things, that Mr. Stringer will serve as an Executive Vice President and our Chief Operating Officer. On March 6, 2006, Mr. Stringer and the Company entered into Amendment No. 1 to the Employment Agreement (“Amendment No.1”). Amendment No.1 provides that Mr. Stringer will serve as our President and Chief Operating Officer. As well, Amendment No.1 sets forth changes to Mr. Stringer’s base salary and changes to the structure of bonus payments.

A copy of Amendment No.1, dated March 6, 2006 is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The description of the Employment Agreement is qualified in its entirety by reference to the terms of the Employment Agreement previously filed as Exhibit 10.2 to the Form 8-K filed with the Securities and Exchange Commission on October 7, 2004, which is incorporated herein by reference.

ITEM 9  Financial Statements and Exhibits

9.01  Financial Statements and Exhibits

(c) Exhibits

Exhibit 10.1  Amendment No.1 to Steven Stringer’s Employment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTM TECHNOLOGIES, INC. (Registrant)
By:	/s/ Francis J. Alfano
Name: Francis J. Alfano Title: Chief Executive Officer

March 6, 2006

EXHIBIT INDEX

Exhibit

Exhibit 10.1  Amendment No.1 to Steven Stringer’s Employment Agreement.